UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2021

FASTLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300

San Francisco, CA 94107

(Address of principal executive offices) (Zip code)

(844) 432-7859

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 5, 2021, Fastly, Inc. (“Fastly”) completed the previously announced private offering of $825,000,000 aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “Notes”). In addition, the initial purchasers have an option to purchase an additional $123,750,000 principal amount of the Notes.

The Notes were issued pursuant to an Indenture, dated March 5, 2021 (the “Indenture”), between Fastly and U.S. Bank National Association, as trustee. The Notes will not bear regular interest, and the principal amount of the notes will not accrete. The Notes will mature on March 15, 2026, unless earlier converted, redeemed or repurchased.

The Notes will be convertible at the option of the noteholders in certain circumstances. Upon conversion, Fastly will pay or deliver, as the case may be, cash, shares of Fastly’s Class A common stock (the “common stock”) or a combination of cash and shares of common stock, at its election. The initial conversion rate is 9.7272 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $102.80 per share of common stock, which represents a conversion premium of approximately 45% to the last reported sale price of the common stock on The New York Stock Exchange on March 2, 2021), and will be subject to customary anti-dilution adjustments.

Fastly may not redeem the Notes prior to March 20, 2024. Fastly may redeem for cash all or any portion of the Notes, at its option, on or after March 20, 2024 if the last reported sale price of common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Fastly provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If Fastly undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions and limited exceptions, noteholders may require Fastly to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if Fastly delivers a notice of redemption in respect of some or all of the Notes, Fastly will, in certain circumstances, increase the conversion rate of the notes for a noteholder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The Notes and any shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Indenture includes customary terms and covenants, including certain events of default. The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes: (1) default in any payment of special interest on any Note when due and payable, and the default continues for a period of 30 days; (2) default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise; (3) Fastly’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a noteholder’s conversion right and such failure continues for three business days; (4) Fastly’s failure to give (x) a fundamental change notice, notice of a make-whole fundamental change (as defined in the Indenture), in either case when due and such failure continues for two business days, or (y) notice of a specified corporate transaction when due and such failure continues for one business day; (5) Fastly’s failure to comply with its obligations under the Indenture with respect to consolidation, merger and sale of its assets; (6) Fastly’s failure for 60 days after written notice from the trustee or the noteholders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or Indenture; (7) default by Fastly or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of Fastly and/or any such significant subsidiary (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or

(ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to Fastly by the trustee or to Fastly and the trustee by noteholders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or (8) certain events of bankruptcy, insolvency, or reorganization of Fastly or any of its significant subsidiaries.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to Fastly (and not solely with respect to a significant subsidiary of Fastly) occurs, then the principal amount of, and any accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other event of default occurs and is continuing, then, the trustee, by notice to Fastly, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to Fastly and the trustee, may declare the principal amount of, and any accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, Fastly may elect, at its option, that the sole remedy for an event of default relating to certain failures by Fastly to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum equal to 0.25% of the principal amount of the Notes for the first 180 days and, thereafter, at a rate per annum equal to 0.50% on the principal amount of the Notes.

The Notes are Fastly’s general unsecured obligations and rank senior in right of payment to all of Fastly’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of Fastly’s liabilities that are not so subordinated; effectively junior to any of Fastly’s secured indebtedness, including secured indebtedness outstanding under its senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of any of Fastly’s future subsidiaries.

A copy of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Fastly entered into a purchase agreement, dated March 2, 2021 (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”) relating to the sale by Fastly of the Notes. Fastly offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for resale by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Purchase Agreement includes customary representations, warranties and covenants by Fastly and customary closing conditions. Fastly relied on the exemptions from registration set forth above based in part on representations made by the Initial Purchasers in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act.

The net proceeds to Fastly from the issuance of the Notes were approximately $807.8 million (or approximately $929.1 million if the Initial Purchasers exercise their option to purchase additional notes in full), after deducting the Initial Purchasers’ discounts and commissions and estimated expenses payable by Fastly. Fastly may also use a portion of the net proceeds from the issuance of the Notes for acquisitions or strategic investments in complementary businesses or technologies. Fastly does not currently have any plans for any such acquisitions or investments.

The shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes, and any resulting issuance of shares of common stock.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the offering of the Notes and Fastly’s expectations regarding the net proceeds from the offering and use of those net proceeds. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect,” “intend,” “may,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from Fastly’s plans. These risks include, but are not limited to, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in Fastly’s filings and reports with the Securities and Exchange Commission, or SEC, including Fastly’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings that Fastly makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that Fastly believes to be reasonable as of the date of this Current Report on Form 8-K. Fastly assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise, except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 5, 2021, by and between Fastly, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of Note, representing Fastly, Inc.’s 0% Convertible Senior Notes due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated: March 5, 2021	By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer